                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Mohawk Carpet Corporation .....................................  Delaware
Aladdin Manufacturing Corporation .............................  Delaware
Durkan Patterned Carpets, Inc..................................  Georgia
Mohawk Commercial, Inc.........................................  Delaware
Mohawk Factoring, Inc..........................................  Delaware
Mohawk Servicing, Inc..........................................  Delaware